EXHIBIT 99.1

N E W S  R E L E A S E

Contact:	Peter D. Brown
Senior Vice President,
Chief Information Officer
and Investor Relations
Foot Locker, Inc.
(212) 720-4254

Foot Locker, Inc. Elects Ken C. Hicks to Additional Position of Chairman of the Board

NEW YORK, NY, November 18, 2009 – Foot Locker, Inc. (NYSE:FL), the New York-based specialty athletic retailer, today announced that its Board of Directors has elected Ken C. Hicks, its President and Chief Executive Officer, to the additional position of Chairman of the Board, effective January 31, 2010, the beginning of its next fiscal year. He succeeds Matthew D. Serra, who, as previously announced, will retire from the Company and the Board of Directors on January 30, 2010.

James E. Preston, Foot Locker’s lead director, stated “The Board of Directors is very pleased that, as part of the planned transition in connection with Matt Serra’s retirement, Ken Hicks will take on the additional role of Chairman of the Board. Ken is a seasoned retail company executive who has the background and experience to be a strong leader of Foot Locker.”

Mr. Hicks stated “I appreciate the confidence that the Board of Directors has expressed in electing me to the additional position of Chairman of the Board. I join with the Board in expressing my appreciation to Matt Serra for his assistance and guidance during the transition.”

Ken C. Hicks, age 56, became President and Chief Executive Officer of Foot Locker, Inc. on August 17, 2009. Prior to joining Foot Locker, he served as President and Chief Merchandising Officer of J.C. Penney Company, Inc. and a member of its Board of Directors. He is a graduate of the United States Military Academy and holds an M.B.A. from Harvard Business School. In addition to being a member of Foot Locker, Inc.’s Board of Directors, he serves on the board of Avery Dennison Corporation.

Matthew D. Serra, age 65, has served as Chairman of the Board of Foot Locker, Inc. since 2004. He joined Foot Locker in 1998, has been a member of its Board of Directors since 2000, and served as its Chief Executive Officer from 2001 until August 2009.

Foot Locker, Inc. is the world’s leading retailer of athletic footwear and apparel. Headquartered in New York City, it operates approximately 3,600 athletic retail stores in 21 countries in North America, Europe, and Australia under the brand names Foot Locker, Footaction, Lady Foot Locker, Kids Foot Locker, and Champs Sports. Additionally, the Company’s Footlocker.com/Eastbay/CCS business operates a direct-to-customers business offering athletic footwear, apparel, and equipment through its Internet and catalog channels.

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Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Disclosure Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues and earnings, and other such matters are forward-looking statements. These forward-looking statements are based on many assumptions and factors detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, further deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business plans effectively with regard to each of its business units, and risks associated with foreign global sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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